UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 9, 2013

PACIFIC SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34379	41-2190974
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

123 West Nye Lane, Suite 129, Carson City, Nevada 89706
(Address of principal executive offices) (Zip Code)

(905)-833-9845

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act.

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pacific Software, Inc. (“Pacific” or the “Company") entered into an agreement to acquire all of the outstanding shares of A & F Conveyors Limited, o/a A & F Industries (collectively referred to as “A & F”), a metal fabrication company based near Toronto, Canada.

Under the terms of the agreement, Pacific Software will issue nine million common shares and three million common share warrants (with vesting requirements and terms to be agreed upon) in exchange for 100% of the shares of A & F. There are currently 4,049,000 issued and outstanding shares of Pacific.  Upon completion of the share exchange and issuance of the 9,000,000 common shares to the shareholders of A&F, Pacific will have 13,049,000 common shares issued and outstanding.

The closing of the transaction is subject to completion of the transaction documents, audit of A & F, and any regulatory approvals.  Closing is anticipated to occur on or before June 14, 2013

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013

PACIFIC SOFTWARE,INC.

By:	/s/ John G. Simmonds
Name:	John G. Simmonds
Title:	President, Chairman, CEO